                                                                     Exhibit (9)
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                         CIGNA INSTITUTIONAL FUNDS GROUP

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENT
                                ----------------



                                                                          Page
                                                                          ----

Article 1   Terms of Appointment; Duties of the Bank........................2

Article 2   Fees and Expenses...............................................6

Article 3   Representations and Warranties of the Bank......................7

Article 4   Representations and Warranties of the Trust.....................7

Article 5   Data Access and Proprietary Information.........................8

Article 6   Indemnification................................................11

Article 7   Standard of Care...............................................13

Article 8   Covenants of the Trust and the Bank............................14

Article 9   Termination of Agreement.......................................15

Article 10  Additional Funds...............................................16

Article 11  Assignment.....................................................16

Article 12  Amendment......................................................17

Article 13  Massachusetts Law to Apply.....................................17

Article 14  Force Majeure..................................................17

Article 15  Consequential Damages..........................................17

Article 16  Merger of Agreement............................................18

Article 17  Limitations of Liability of the Trustees
            and the Shareholders...........................................18

Article 18  Counterparts...................................................18

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------


         AGREEMENT made as of the 5th day of January, 1993, by and between CIGNA

INSTITUTIONAL FUNDS GROUP, a Massachusetts business trust, having its principal office and place of business at One Financial Plaza, Springfield, Massachusetts

01103 (the "Trust"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts

trust company having its principal office and place of business at 225 Franklin

Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Trust is authorized to issue shares in separate series,

with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends to initially offer shares in one series,

CIGNA International Stock Fund (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

         WHEREAS, the Trust on behalf of the Portfolios desires to appoint the

Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the

Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1           Terms of Appointment; Duties of the Bank
                    ----------------------------------------

                    1.01 Subject to the terms and conditions set forth in this

Agreement, the Trust, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest of the Trust representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Trust ("Shareholders") and set out in the

currently effective prospectus and statement of additional information

("prospectus") of the Trust on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

                    1.02 The Bank agrees that it will perform the following

services:

                    (a)  In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Portfolios, as applicable, and the Bank, the Bank shall:

                    (i)  Receive for acceptance, orders for the purchase of

                         Shares, and promptly deliver payment and appropriate

                         documentation thereof to the Custodian of the Trust

                         authorized pursuant to the Declaration of Trust of the

                         Trust (the "Custodian");

                  (ii)              Pursuant to purchase orders, issue the

                                    appropriate number of Shares and hold such

                                    Shares in the appropriate Shareholder

                                    account;

                 (iii)              Receive for acceptance redemption requests

                                    and redemption directions and deliver the

                                    appropriate documentation thereof to the

                                    Custodian;

                  (iv)              In respect to the transactions in items (i),

                                    (ii) and (iii) above, the Bank shall execute

                                    transactions directly with broker-dealers

                                    authorized by the Trust who shall thereby be

                                    deemed to be acting on behalf of the Trust;

                   (v)              At the appropriate time as and when it

                                    receives monies paid to it by the Custodian

                                    with respect to any redemption, pay over or

                                    cause to be paid over in the appropriate

                                    manner such monies as instructed by the

                                    redeeming Shareholders;

                  (vi)              Effect transfers of Shares by the registered

                                    owners thereof upon receipt of appropriate

                                    instructions;

                 (vii)              Prepare and transmit payments for dividends

                                    and distributions declared by the Trust on

                                    behalf of the applicable Portfolio;

                (viii)              Issue replacement certificates for those

                                    certificates alleged to have been lost,

                                    stolen or destroyed upon receipt by the Bank

                                    of indemnification satisfactory to the Bank

                                    and protecting the Bank and the Trust, and

                                    the Bank
                                    at its option, may issue replacement

                                    certificates in place of mutilated stock

                                    certificates upon presentation thereof and

                                    without such indemnity;

                   (ix)             Maintain records of account for and advise

                                    the Trust and its Shareholders as to the

                                    foregoing; and

                    (x)             Record the issuance of Shares of the Trust

                                    and maintain pursuant to SEC Rule 17Ad-10(e)

                                    a record of the total number of Shares which

                                    are authorized, based upon data provided to

                                    it by the Trust, and issued and outstanding.

                                    The Bank shall also provide the Trust on a

                                    regular basis with the total number of

                                    Shares which are authorized and issued and

                                    outstanding and shall have no obligation,

                                    when recording the issuance of Shares, to

                                    monitor the issuance of such Shares or to

                                    take cognizance of any laws relating to the

                                    issue or sale of such Shares, which

                                    functions shall be the sole responsibility

                                    of the Trust.

                  (b)               In addition to and neither in lieu nor in

contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program),

including but not limited to: maintaining all

Shareholder accounts, preparing Shareholder meeting lists, mailing proxies,

receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Trust to monitor the total number of Shares sold in each State.

                  (c) In addition, the Trust shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Trust's blue sky

State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to the Trust as provided above.

                  (d) Procedures as to who shall provide certain of these

services in Article 1 may be established from time to time by agreement between the Trust on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust's behalf.

                  (e) The Bank shall provide additional services on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

Article 2         Fees and Expenses
                  -----------------

                  2.01 For performance by the Bank pursuant to this Agreement,

the Trust agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and the Bank.

                  2.02 In addition to the fee paid under Section 2.01 above, the

Trust agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production,

postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Portfolio.

                  2.03 The Trust agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following receipt of the respective billing notice. Postage for mailing of dividends, proxies, Trust reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

Article 3         Representations and Warranties of the Bank
                  ------------------------------------------

                  The Bank represents and warrants to the Trust that:

                  3.01 It is a trust company duly organized and existing

and in good standing under the laws of the Commonwealth of Massachusetts.

                  3.02 It is duly qualified to carry on its business in the

Commonwealth of Massachusetts.

                  3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

                  3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                  3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4         Representations and Warranties of the Trust
                  -------------------------------------------

                  The Trust represents and warrants to the Bank that:

                  4.01 It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

                  4.02 It is empowered under applicable laws and by its

Declaration of Trust and By-Laws to enter into and perform this Agreement.

                  4.03 All corporate proceedings required by said Declaration of

Trust and By-Laws have been taken to authorize it to enter into and perform this

Agreement.

                  4.04 It is an open-end management investment company

registered under the Investment Company Act of 1940, as amended.

                  4.05 A registration statement has been filed under the

Securities Act of 1933 on behalf of the Trust and each of its Portfolios, and is currently effective, or will be effective, prior to the sale of any shares of any Portfolio hereunder, and will remain so effective, and, to the extent required under applicable law, shares of the Trust will be qualified for sale with the various state securities commissions or other applicable state regulatory authorities.

Article 5         Data Access and Proprietary Information
                  ---------------------------------------

                  5.01 The Trust acknowledges that the data bases, computer

programs, screen format, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Bank as part of the Trust's ability to access certain related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank ("Data Access

Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank. The Trust agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary

Information to any person or organization except as may be required by law or otherwise provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its employees and agents:

                  (a)        to access Customer Data solely from locations as

                             may be designated in writing by the Bank and solely

                             in accordance with the Bank's applicable user

                             documentation;

                  (b)        to refrain from copying or duplicating in any

                             way the Proprietary Information;

                  (c)        to refrain from obtaining unauthorized access to

                             any portion of the Proprietary Information, and if

                             such access is inadvertently obtained, to inform in

                             a timely manner of such fact and dispose of such

                             information in accordance with the Bank's

                             instructions;

                  (d)        to refrain from causing or allowing third-party

                             data required hereunder from being retransmitted to

                             any other computer facility or other location,

                             except with the prior written consent of the Bank;

                  (e)        that the Trust shall have access only to those

                             authorized transactions agreed upon by the parties;

                  (f)        to honor all reasonable written requests made by

                             the Bank to protect at the Bank's expense the

                             rights of the Bank in Proprietary Information at

                             common law, under federal copyright law and under

                             other federal or state law.

         Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

                  5.02 If the Trust notifies the Bank that any of the Data

Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND

SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS,

AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE

EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  5.03 If the transactions available to the Trust include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a "COEFI"),

then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with reasonable security procedures established by the Bank from time to time.

Article 6         Indemnification
                  ---------------

                  6.01 The Bank shall not be responsible for, and the Trust

shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees,

payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Trust's lack of good faith, negligence or willful

misconduct which arise out of the breach of any representation or warranty of the Trust hereunder.

                  (c) The reliance on or use by the Bank or its agents or

subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust.

                  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the applicable Portfolio.

                  (e) The offer or sale of Shares in violation of any

requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state
with respect to the offer or sale of such Shares in such state prior to receipt of notification by the Bank that Shares of a particular Portfolio are no longer eligible for sale either generally or in a particular jurisdiction. Such notification may be oral if followed up by a confirming letter delivered by mail, facsimile transmission, or overnight delivery service sent to the address set forth herein for notices to the Bank.

                  6.02 The Bank shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments,

expenses and liability caused by any action or failure or omission to act by the

Bank which constitutes a lack of good faith, negligence or willful misconduct on the part of the Bank.

                  6.03 At any time the Bank may apply to any officer of the

Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable

Portfolio for (i) any action taken or omitted by it in reliance upon such instructions or (ii) any reasonable action taken or omitted by it in reliance upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information,

data, records or documents provided the

Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

                  6.04 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the party seeking indemnification.

The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to provide indemnification hereunder except with such latter party's prior written consent.

Article 7         Standard of Care
                  ----------------

                  7.01 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

Article 8         Covenants of the Trust and the Bank
                  -----------------------------------

                  8.01 The Trust shall on behalf of each of the Portfolios

promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Trustees of the

Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                  (b) A copy of the Declaration of Trust and By-Laws of the

Trust and all amendments thereto.

                  8.02 The Bank hereby agrees to establish and maintain

facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                  8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended,

and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such

Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

                  8.04 The Bank and the Trust agree that all books, records,

information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this

Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person other than independent contractors employed by each party hereto to render professional accounting or legal services and then only the extent necessary for each of them to render the services for which they were employed and except as may be required by law.

                  8.05 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its legal counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9         Termination of Agreement
                  ------------------------

                  9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                  9.02 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust on behalf of the applicable Portfolio(s).  Additionally,

the Bank
reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months'

fees. Notwithstanding anything in this Agreement to the contrary, the Trust shall have the right to terminate this Agreement without the payment of reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees in the event the Bank is unable to perform for any of the reasons stated in Article 14 hereof.

Article 10        Additional Funds
                  ----------------

                  10.01 In the event that the Trust establishes one or more

series of Shares in addition to CIGNA International Stock Fund with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 11        Assignment
                  ----------

                  11.01 Except as provided in Section 11.03 below, neither this

Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  11.02 This Agreement shall inure to the benefit of and be

binding upon the parties and their respective permitted successors and assigns.

                  11.03 The Bank may, without further consent on the part of the

Trust, subcontract for the performance hereof with

(i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS")

which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(l)"), (ii) a

BFDS subsidiary duly registered as a transfer agent pursuant to Section

17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 12        Amendment
                  ---------

                  12.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust.

Article 13        Massachusetts Law to Apply
                  --------------------------

                  13.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of

Massachusetts.

Article 14        Force Majeure
                  -------------

                  14.01 In the event either party is unable to perform its

obligations under the terms of this Agreement because of acts of God, strikes,

equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

Article 15        Consequential Damages
                  ---------------------

                  15.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 16          Merger of Agreement
                    -------------------

                    16.01 This Agreement constitutes the entire agreement

between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 17          Limitations of Liability of the Trustees and
                    --------------------------------------------
                    Shareholders
                    ------------

                    17.01 A copy of the Master Trust Agreement of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this Agreement are not binding upon any of the officers, Trustees or

Shareholders individually but are binding only upon the assets and property of the Trust.

Article 18          Counterparts
                    ------------

                    18.01 This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.




                                         CIGNA INSTITUTIONAL FUNDS GROUP


                                         By: /s/ Alfred A. Bingham III
                                            ------------------------------------
                                                  Vice President and Treasurer

ATTEST:


 /s/ Mark A. Chapleau
-------------------------------------
  Secretary


                                         STATE STREET BANK AND TRUST COMPANY


                                         By: /s/ Ronald E. Logue
                                            ------------------------------------
                                                  Senior Vice President


ATTEST:


 /s/ N. Stokes
-------------------------------------
  Assistant Secretary

                       STATE STREET BANK AND TRUST COMPANY

               Fee Schedule and Summary Description of Services as
                     Transfer and Dividend Disbursing Agent

                         CIGNA INSTITUTIONAL FUNDS GROUP
                         CIGNA International Stock Fund


--------------------------------------------------------------------------------


I.        ANNUAL MAINTENANCE CHARGE
          -------------------------

          Fee is based on the maintenance of Transfer Agency records to reflect all transaction activity for the Fund. Maintain an individual shareholder account record and provide weekly confirmation of each entry; calculate and disburse dividends as declared by the Fund; provide Form 1099 reporting at the end of year to Internal Revenue Service. No certificates will be issued.

          The annual fee under this section shall be $3,000 per portfolio payable on a monthly basis at the rate of 1/12 the annual fee.

II.       OUT OF POCKET EXPENSES
          ----------------------

          All out-of-pocket expenses will be charged to the Fund monthly including forms, postage, telephone, wires, etc.

III.      TERM OF CONTRACT
          ----------------

          This schedule will be effective for one (1) year commencing on October 15, 1992, and shall be renewed annually thereafter unless otherwise agreed upon by both parties.

IV. Copies of the Master Trust Agreement establishing CIGNA Institutional Funds Group, and its series of shares, CIGNA International Stock Fund (the "Trust"), are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of CIGNA International Stock Fund (the "Fund") by an officer of the Fund, as an officer and not individually, and that the obligations of or arising out of this agreement are not binding upon any of the trustees, officers, shareholders, employees, agents or any subsequent series of the Trust, either individually or collectively, but are binding only upon the assets or property of the Fund.

CIGNA INSTITUTIONAL FUNDS GROUP               STATE STREET BANK & TRUST CO.
on behalf of CIGNA International


By: /S/ Alfred A. Bingham III                  By: /s/ Maureen T. Corcoran
   -------------------------------                ------------------------------

Title: Vice President                          Title: Vice President
      ----------------------------                   ---------------------------

Date: 11/19/92                                 Date: 11/19/92
     -----------------------------                   ---------------------------